**SECOND AMENDMENT TO THE**
**FIRST GUARANTY BANCSHARES, INC.**
**FLOATING RATE SUBORDINATED NOTE DUE MARCH 28, 2034**

This SECOND AMENDMENT TO THE FIRST GUARANTY BANCSHARES, INC. FLOATING RATE SUBORDINATED NOTE DUE MARCH 28, 2034 (this "Amendment") is made and entered into in respect of that certain First Guaranty Bancshares, Inc. Floating Rate Subordinated Note due March 28, 2034 (the "Subordinated Note"), issued by First Guaranty Bancshares, Inc. ("Company") to and currently held by Smith & Tate, Investments, L.L.C. (the "Noteholder"). All capitalized terms used, but not otherwise defined herein, will have the meanings given to them in the Subordinated Note.

WHEREAS, Section 8.3 of that certain Subordinated Note Purchase Agreement, dated as of March 28, 2024 (the "NPA"), by and between the Company and the Noteholder, provides the manner in which the Subordinated Note may be amended by the Company and the holders of the Subordinated Notes;

WHEREAS, the Company and the Noteholder previously entered into that certain First Amendment to the First Guaranty Bancshares, Inc. Floating Rate Subordinated Note Due March 28, 2034, which provided for, among other things, modified Interest Payments pursuant to Section 11 of the Subordinated Note; and

WHEREAS, the Company and the Noteholder have agreed to certain amendments and modifications to the Subordinated Note.

NOW, THEREFORE, in consideration of the foregoing, and the other promises, covenants and agreements set forth in this Amendment, the parties agree as follows:

1. Amendments to Subordinated Note. Section 11 of the Subordinated Note is hereby amended by replacing the reference to "June 30, 2025" with "March 31, 2026" and by replacing the reference to "March 31, 2026" to "March 31, 2028, such that the "Modified Payment Period" shall be from March 31, 2026 through March 31, 2028.

2. Effect of Amendment. Except as provided herein, all terms and conditions of the Subordinated Note will remain in full force and effect. This Amendment will not constitute an amendment or waiver of any provision of the Subordinated Note not expressly amended by this Amendment.

3. Multiple Counterparts. For the convenience of the parties, this Amendment may be signed in multiple counterparts, each of which will be deemed an original, and all counterparts hereof so signed by the parties hereto, whether or not such counterpart will bear the execution of each of the parties hereto, will be deemed to be, and is to be construed as, one and the same Amendment. A facsimile or electronic scan in a ".pdf" format transmission of a signed counterpart of this Amendment will be sufficient to bind the party or parties whose signature(s) appear thereon.

4. Effectiveness. This Amendment will become effective upon the execution hereof by the Company and the Noteholder.

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5. Miscellaneous. This Amendment will be binding upon and will inure to the benefit of the parties hereq their respective legal representatives, successors in title, and assigns. In the event any provision of this Amendment is held to be invalid or unenforceable, such invalidity or unenforceability will not affect the validity or enforceability of any other provision hereof. [Signature Page FollowsJ Page2 of3

[Signature Page to AmendmentJ IN WITNESS WHEREOF, the Company has caused this Amendment to be executed as of the date first above written. FIRST GUARANTY BANCSHARES, INC. Michael R. Mineer President and Chief Executive Officer IN WITNESS WHEREOF, the undersigned Noteholder has caused this Amendment to be executed as of the date first above written. SMITH & TATE INVESTMENTS, L.L.C By: Smith III Member and Manager By